UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
Amendment No. 1
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
VIRNETX HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0390628

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.0001 par value per share	The American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): 333-145765
Securities to be registered pursuant to Section 12(g) of the Act:
Not Applicable

Item 1. Description of Registrant’s Securities to be Registered
VirnetX Holding Corporation (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder to the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form SB-2 (File No. 333-145765), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 29, 2007, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The American Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 21, 2007	VIRNETX HOLDING CORPORATION
	By:	/s/ Kendall Larsen
Kendall Larsen
President and Chief Executive Officer